Exhibit 21.1
SUBSIDIARIES OF MARVELL

Subsidiary	Jurisdiction
Cavium India Holdings, LLC	Delaware, United States
Cavium International	Cayman Islands
Cavium Israel, Ltd.	Israel
Cavium Networks (India) Private Limited	India
Cavium Networks Asia	Cayman Islands
Cavium Networks International	Cayman Islands
Cavium Networks International, Inc.	Delaware, United States
Cavium Networks Korea LLC	Korea
Cavium Networks LLC	Delaware, United States
Cavium Networks Singapore Pte. Ltd.	Singapore
Cavium Networks U.K. Ltd.	United Kingdom
Cavium Semiconductor Technology (Shanghai) Co. Ltd.	China
Cavium Taiwan Ltd.	Taiwan
Cavium UK Ltd.	United Kingdom
Cavium, LLC	Delaware, United States
Kinoma, Inc.	California, United States
Marvell Asia Pte Ltd	Singapore
Marvell Hong Kong Limited	Hong Kong
Marvell India Private Limited	India
Marvell International Ltd.	Bermuda
Marvell International Technology Ltd.	Bermuda
Marvell Israel (M.I.S.L) Ltd.	Israel
Marvell Italia S.r.l.	Italy
Marvell Japan K.K.	Japan
Marvell Netherlands B.V.	Netherlands
Marvell Semiconductor Germany GmbH	Germany
Marvell Semiconductor Korea, Ltd.	Korea
Marvell Semiconductor Sdn. Bhd.	Malaysia
Marvell Semiconductor Technology S.a.r.l.	Switzerland
Marvell Semiconductor, Ltd.	Delaware, United States
Marvell Semiconductor, Inc.	California, United States
Marvell Switzerland S.a.r.l.	Switzerland
Marvell Taiwan Ltd.	Taiwan
Marvell Technology (Beijing), Ltd.	China
Marvell Technology (Chengdu), Ltd.	China
Marvell Technology (Nanjing), Ltd.	China
Marvell Technology (Shanghai), Ltd.	China
Marvell Technology Canada, Inc.	Canada
Marvell Technology Denmark ApS	Denmark
Marvell Technology Japan Y.K.	Japan
Marvell Technology Sweden AB	Sweden

Marvell Technology Vietnam LLC	Vietnam
Marvell Technology, Inc.	Delaware, United States
Marvell UK Limited	United Kingdom
Marvell World Trade Ltd.	Barbados
MV Acquisition, Ltd.	Bermuda
NetXen, Inc.	Delaware, United States
Nulinear, Ltd.	Bermuda
PT. Marvell Technology Indonesia	Indonesia
QLGC Limited (Ireland)	Ireland
QLogic Hong Kong Ltd.	Hong Kong
QLogic India Pvt. Ltd.	India
QLogic International Holdings, Inc.	Delaware, United States
QLogic International Ltd.	Bermuda
QLogic Israel Ltd.	Israel
QLogic LLC	Delaware, United States
QLogic Storage Network Infrastructure (Beijing) Co. Ltd.	China
QLogic Switch Products, LLC	Minnesota, United States
Utopia Capital Holdings, Ltd.	Bermuda